Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S‑3 Nos. 333-55882, 333-92957, 333-48161 and 333-108786, of Parkway Properties, Inc. and the related prospectuses, and in the Registration Statements on Forms S-8 (Nos. 333‑115286, 333-100565, 333-88861 and 333-00311) of Parkway Properties, Inc. of our report dated January 3, 2005 on the 233 North Michigan statement of rental revenue and direct operating expenses included in Parkway Properties, Inc.'s Current Report (Form 8-K)~~.~~

                                                                                                Ernst & Young LLP

New Orleans, Louisiana

January 3, 2005